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                                                                   EXHIBIT 10.29

                                                                  EXECUTION COPY

                                                            |__| Employee's Copy
                                                             |__| Company's Copy

                         LUMINANT WORLDWIDE CORPORATION
                      AMENDMENT ONE TO EMPLOYMENT AGREEMENT

To GUILLERMO G. MARMOL:

         This amendment to your existing employment agreement establishes the terms of your continued employment with Luminant Worldwide Corporation, a Delaware corporation (the "COMPANY"). The Company has been formed as a parent company to acquire companies engaged in the business of providing internet professional services and to make an initial public offering ("IPO") of the Company's common stock. This Agreement amends your employment agreement (the "1998 EMPLOYMENT AGREEMENT") dated as of September 1, 1998 with WebOne, Inc., the Company's former name, which agreement remains in place in all respects not amended below.

EMPLOYMENT AND DUTIES               You and the Company agree to your employment
                                    as Chief Executive Officer (and, until the
                                    IPO, as President) of the Company on the terms contained herein. (You agree that ceasing to serve as President does not give you any rights under your employment agreement.) In such position, you will report directly to the Company's Board of Directors (the "BOARD"). You agree to perform whatever duties the Board may assign you from time to time, consistent with your position as Chief Executive Officer. During your employment, you agree to devote your primary business time, attention, and energies to performing those duties (except as you and the Board otherwise agree from time to time). You agree to comply with the noncompetition, secrecy, and other provisions of Exhibit A to this Agreement.

OPTIONS As of the date the Company's underwriters price the IPO, the Company will grant options to you under the Company's 1999 Equity Incentive Plan (the "EQUITY PLAN"), exercisable at the IPO price, to acquire 5% of the shares of common stock that will be outstanding immediately after the IPO (including for that purpose any shares subject to the underwriters' overallotment but excluding


                                                                    Page 1 of 14

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                                    any shares subject to options, whether or
                                    not then exercisable). The options will
                                    consist of incentive stock options under
                                    Section 422 of the Internal Revenue Code to the extent the tax laws permit and of nonqualified stock options for the remainder. The option agreement will provide that such options will be one-quarter exercisable when granted and that an additional quarter will become exercisable on and after each anniversary of the date of grant so long as either you are then employed or the option agreement provides for additional exercisability. The Company will permit cashless exercises of the options, subject to any applicable lockups and securities law restrictions. The options will have a term of up to 10 years (subject to early expiration upon termination for Cause or as otherwise provided under the Equity Plan or the option agreement), provided that the Company agrees you will have the lesser of the remainder of the 10 years or 36 months after your termination of employment for any reason (other than for Cause or your own resignation other than for Good Reason) to exercise any options that are already exercisable or that become exercisable under another agreement with the Company. You agree that this OPTIONS provision is in lieu of the Stock Options provision in Section 2.3 of the 1998 Employment Agreement.

ASSIGNMENT                          The Company may assign or otherwise transfer
                                    this Agreement and any and all of its
                                    rights, duties, obligations, or interests under it to

                                            any of the affiliates or
                                            subsidiaries of the Company or

                                            to any business entity that at any
                                            time by merger, consolidation, or
                                            otherwise acquires all or
                                            substantially all of the Company's
                                            stock or assets or to which the
                                            Company transfers all or
                                            substantially all of its assets.

                                    Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company for all purposes (except that the Company will remain secondarily liable if it transfers this Agreement to a subsidiary). You agree that any such permitted assignment or transfer does not entitle you to severance. This


                                                                    Page 2 of 14

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                                    Agreement binds and benefits the Company,
                                    its successors or assigns, and your heirs and the personal representatives of your estate. Without the Board's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

SEVERABILITY                        If the final determination of an arbitrator
                                    or a court of competent jurisdiction
                                    declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

If you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult with any advisers you choose.

                                                  LUMINANT WORLDWIDE CORPORATION

                                            By:
                                                  ------------------------------
                                                   George P. Stamas, Director

I accept and agree to the terms of employment set forth in this Agreement:

---------------------------
     Guillermo G. Marmol


Dated:
      ---------------------


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                                    EXHIBIT A

NO COMPETITION                      You agree to the provisions of this Exhibit
                                    A in consideration of (i) your employment by the Company and salary and benefits under this Agreement and the training you will receive in connection with such employment and (ii) the Company's granting of options to you, and you agree that Exhibit A should be considered ancillary to the option agreement. YOU AGREE THAT THIS EXHIBIT WILL
                                    CONTINUE TO APPLY FOR TERMS IT SPECIFIES,
                                    WITHOUT REGARD TO ANY PROVISION IN YOUR
                                    WEBONE AGREEMENT THAT PROVIDED FOR
                                    TERMINATION OF OBLIGATIONS IN CERTAIN
                                    CIRCUMSTANCES. While the Company (or its successor or transferee) employs you and to the end of the Restricted Period (as defined below), you agree as follows:

                                    You will not, directly or indirectly, be employed by, lend money to, or engage in any Competing Business within the Market Area (each as defined below). That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You also will not invest or hold equity or options in any Competing Business, provided that you may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this NO COMPETITION covenant, so long as you have no involvement beyond passive investing in such business and you comply with the second sentence of this paragraph.

                                    If, during the Restricted Period, you are offered and want to accept employment with a business that engages in activities similar to the Company's, you will inform your Direct Report in writing of the identity of the business, your proposed duties with that business, and the proposed starting date of that employment. You will also inform that business of the terms of this Exhibit A. The Company will analyze the proposed employment and make a good faith


                                                                    Page 4 of 14

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                                    determination as to whether it would
                                    threaten the Company's legitimate
                                    competitive interests. If the Company
                                    determines that the proposed employment
                                    would not pose an unacceptable threat to its interests, the Company will notify you that it does not object to the employment.

                                    You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

                                    You understand and agree that the rights and obligations set forth in this NO COMPETITION Section will continue and will survive through the Restricted Period.

         DEFINITIONS

                  COMPETING         COMPETING BUSINESS means any service or
                  BUSINESS          product of any person or organization other
                                    than the Company and its successors,
                                    assigns, or subsidiaries (collectively, the
                                    "COMPANY GROUP") that competes with any
                                    service or product of the Company Group
                                    provided by any member of the Company Group during your employment. COMPETING BUSINESS includes any enterprise engaged in the formation or operation of internet professional services firms that provide strategic, interactive design and technical business services, information technology and interactive business consulting, and other related services to assist clients in integrating and maintaining their electronic commerce capabilities.

                  MARKET AREA       The Market Area consists of the United
                                    States and Canada. You agree that the
                                    Company provides services both at its
                                    facilities and at the locations of its
                                    customers or clients and that, by the nature of its business, it operates globally.

                  RESTRICTED        For purposes of this Agreement, the
                  PERIOD            RESTRICTED PERIOD ends at the first
                                    anniversary of the date your employment with the Company Group ends FOR ANY REASON.




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NO INTERFERENCE;                    During the Restricted Period, you agree that
NO SOLICITATION                     you will not, directly or indirectly,
                                    whether for yourself or for any other
                                    individual or entity (other than the Company or its affiliates or subsidiaries), intentionally solicit any person or entity who is,
                                            or was, within the 24 months
                                            preceding your date of termination
                                            or resignation, a customer, prospect
                                            (with respect to which any member of
                                            the Company Group has incurred
                                            substantial costs or with which you
                                            have been involved), or client of
                                            the Company Group within the Market
                                            Area, with the 24 month period
                                            reduced to 12 months for prospects
                                            with which you have not been
                                            involved;

                                            hire away or endeavor to entice away
                                            from the Company Group any employee
                                            or any other person or entity whom
                                            the Company Group engages to perform
                                            services or supply products and
                                            including, but not limited to, any
                                            independent contractors,
                                            consultants, engineers, or sales
                                            representatives or any contractor,
                                            subcontractor, supplier, or vendor;
                                            or

                                            hire any person whom the Company
                                            Group employs or employed within the
                                            prior 12 months.

SECRECY

         PRESERVING                 Your employment with the Company under and,
         COMPANY                    if applicable, before this Agreement (with a
         CONFIDENCES                predecessor to a member of the Company
                                    Group), has given and will give you access to Confidential Information (as defined below). You acknowledge and agree that using, disclosing, or publishing any
                                    Confidential Information in an unauthorized or improper manner could cause the Company or Company Group to incur substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, you agree with the Company that you will not at any time, except in performing your employment duties to the Company or the Company Group under this Agreement (or with the Board's or your Direct Report's



                                                                    Page 6 of 14


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                                    prior written consent), directly or
                                    indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Company or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Company or the Company Group.

         PRESERVING                 You agree not to use in working for the
         OTHERS'                    Company Group and not to disclose to the
         CONFIDENCES                Company Group any trade secrets or other
                                    information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to promptly inform the Company in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Company or the Company Group might violate because of information you provide.

         CONFIDENTIAL               "CONFIDENTIAL INFORMATION" includes, without
         INFORMATION                limitation, information that the Company or
                                    the Company Group has not previously
                                    disclosed to the public or to the trade with respect to the Company's or the Company
                                    Group's present or future business,
                                    including its operations, services,
                                    products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company or the Company
                                    Group that may be of value to the Company or the Company Group but, notwithstanding anything to the contrary, excludes any information properly in the

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                                                                    Page 7 of 14


                                    public domain. "CONFIDENTIAL INFORMATION" also includes confidential and proprietary information and trade secrets that third parties entrust to the Company or the Company Group in confidence.

                                    You understand and agree that the rights and obligations set forth in this SECRECY Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company or the Company Group.

EXCLUSIVE PROPERTY                  You confirm that all Confidential
                                    Information is and must remain the exclusive property of the Company or the relevant member of the Company Group. Any office equipment (including computers) you receive from the Company Group in the course of your employment and all business records, business papers, and business documents you keep or make, whether on digital media or otherwise, in the course of your employment by the Company relating to the Company or any member of the Company Group must be and remain the property of the Company or the relevant member of the Company Group. Upon the termination of this Agreement with the Company or upon the Company's request at any time, you must promptly deliver to the Company or to the relevant member of the Company Group any such office equipment
                                    (including computers) and any Confidential
                                    Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records, or documents you made or that came into your possession during your employment. You agree that you will not, without the Company's consent, retain copies, excerpts, summaries, or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this EXCLUSIVE PROPERTY Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

COPYRIGHTS,                         You agree that all records, in whatever
DISCOVERIES,                        media (including written works), documents,

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                                                                    Page 8 of 14

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INVENTIONS, AND                     papers, notebooks, drawings, designs,
PATENTS technical information, source code, object code, processes, methods or other copyrightable or otherwise protected works you conceive, create, make, invent, or discover that relate to or result from any work you perform or performed for the Company or the Company Group or that arise from the use or assistance of the Company Group's facilities, materials, personnel, or Confidential Information in the course of your employment (whether or not during usual working hours), whether conceived, created, discovered, made, or invented individually or jointly with others, will be and remain the absolute property of the Company (or another appropriate member of the Company Group, as specified by the Company), as will all the worldwide patent, copyright, trade secret, or other intellectual property rights in all such works. (All references in this section to the Company include the members of the Company Group, unless the Company determines otherwise.) You irrevocably and unconditionally waive all rights, wherever in the world enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with your authorship of any such copyrightable works in the course of your employment with the Company Group or any predecessor. Without limitation, you waive the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment. YOU RECOGNIZE ANY SUCH WORKS ARE "WORKS FOR HIRE" OF WHICH THE COMPANY IS THE AUTHOR.

                                    You will promptly disclose, grant, and
                                    assign ownership to the Company for its sole use and benefit any and all ideas, processes, inventions, discoveries, improvements, technical information, and copyrightable works (whether patentable or not) that you develop, acquire, conceive or reduce to practice (whether or not during usual working hours) while the Company or the Company Group employs you. You will promptly disclose and hereby grant and assign ownership to the Company of all patent applications, letters patent, utility and design patents, copyrights, and reissues thereof or any foreign equivalents thereof, that may at any time be filed or granted for or upon any such invention, improvement, or information. In connection therewith:

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                                            You will, without charge but at the
                                            Company's expense, promptly execute
                                            and deliver such applications,
                                            assignments, descriptions, and other
                                            instruments as the Company may
                                            consider reasonably necessary or
                                            proper to vest title to any such
                                            inventions, discoveries,
                                            improvements, technical information,
                                            patent applications, patents,
                                            copyrightable works, or reissues
                                            thereof in the Company and to enable
                                            it to obtain and maintain the entire
                                            worldwide right and title thereto;
                                            and

                                            You will provide to the Company at
                                            its expense all such assistance as
                                            the Company may reasonably require
                                            in the prosecution of applications
                                            for such patents, copyrights, or
                                            reissues thereof, in the prosecution
                                            or defense of interferences that may
                                            be declared involving any such
                                            applications, patents, or copyrights
                                            and in any litigation in which the
                                            Company may be involved relating to
                                            any such patents, inventions,
                                            discoveries, improvements, technical
                                            information, or copyrightable works
                                            or reissues thereof. The Company
                                            will reimburse you for reasonable
                                            out-of-pocket expenses you incur and
                                            pay you reasonable compensation for
                                            your time if the Company Group no
                                            longer employs you.

                                    To the extent, if any, that you own rights to works, inventions, discoveries, proprietary information, and copyrighted or copyrightable works, or other forms of intellectual property that are incorporated in the work product you create for the Company Group, you agree that the Company will have an unrestricted, non-exclusive, royalty-free, perpetual, transferable license to make, use, sell, offer for sale, and sublicense such works and property in whatever form, and you hereby grant such license to the Company (and the Company Group).

                                    This COPYRIGHTS, DISCOVERIES, INVENTIONS AND
                                    PATENTS section does not apply to an
                                    invention or discovery for which no
                                    equipment, supplies, facility or trade
                                    secret information of the Company Group
                                    (including its predecessors) was used and that

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                                    was developed entirely on your own time,
                                    unless (a) the invention relates (i)
                                    directly to the business of the Company
                                    Group, or (ii) the Company Group's actual or then reasonably anticipated research or development, or (b) the invention results from any work you performed for the Company Group or any predecessor.

MAXIMUM LIMITS                      If any of the provisions of Exhibit A are
                                    ever deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Company agree to reduce the limitations to the maximum permissible limitation, and you and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits; PROVIDED,
                                    HOWEVER, that such reductions apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

INJUNCTIVE RELIEF                   Without limiting the remedies available to
                                    the Company, you acknowledge

                                            that a breach of any of the
                                            covenants in this Exhibit A may
                                            result in material irreparable
                                            injury to the Company and Company
                                            Group for which there is no adequate
                                            remedy at law, and

                                            that it will not be possible to
                                            measure damages for such injuries
                                            precisely.

                                    You agree that, if there is a breach or
                                    threatened breach, the Company or any member of the Company Group may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A. The Company or any member of the Company Group will, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained in this Agreement.

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                                            Resort to any remedy provided for in
                                            this Section or provided for by law
                                            will not prevent the concurrent or
                                            subsequent employment of any other
                                            appropriate remedy or remedies, or
                                            preclude the Company's or the
                                            Company Group's recovery of monetary
                                            damages and compensation. You also
                                            agree that the Restricted Period or
                                            such longer period during which the
                                            covenants hereunder by their terms
                                            survive will extend for any and all
                                            periods for which a court with
                                            personal jurisdiction over you finds
                                            that you violated the covenants
                                            contained in this Exhibit A.

                                    EXHIBIT B
                               DISPUTE RESOLUTION

MEDIATION                           If either party has a dispute or claim
                                    relating to this Agreement, including any predecessor employment agreements, or their relationship and except as set forth in ALTERNATIVES, the parties must first seek to mediate the same before an impartial mediator the parties mutually designate, and the parties must equally share the expenses of such proceeding (other than their respective attorneys' fees). Subject to the mediator's schedule, the mediation must occur within 45 days of either party's written demand. However, in an appropriate circumstance, a party may seek emergency equitable relief from a court of competent jurisdiction notwithstanding this obligation to mediate.

BINDING                             If the mediation reaches no solution or the
ARBITRATION                         parties agree to forego mediation, the
                                    parties will promptly submit their disputes to binding arbitration before one or more arbitrators (collectively or singly, the
                                    "ARBITRATOR") the parties agree to select
                                    (or whom, absent agreement, a court of
                                    competent jurisdiction selects). The
                                    arbitration must follow applicable law
                                    related to arbitration proceedings and,
                                    where appropriate, the Commercial
                                    Arbitration Rules of the American
                                    Arbitration Association.


ARBITRATION                         All statutes of limitations and substantive
PRINCIPLES                          laws applicable to a court proceeding will
                                    apply to this proceeding. The Arbitrator will have the power to grant relief in equity as well as at law, to issue subpoenas duces tecum, to question witnesses, to consider affidavits (provided there is a fair

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                                    opportunity to rebut the affidavits), to
                                    require briefs and written summaries of the material evidence, and to relax the rules of evidence and procedure, provided that the Arbitrator must not admit evidence it does not consider reliable. The Arbitrator will not have the authority to add to, detract from, or modify any provision of this Agreement. The parties agree (and the Arbitrator must agree) that all proceedings and decisions of the Arbitrator will be maintained in confidence, to the extent legally permissible, and not be made public by any party or the Arbitrator without the prior written consent of all parties to the arbitration, except as the law may otherwise require.

DISCOVERY;                          The parties have selected arbitration to
EVIDENCE;                           expedite the resolution of disputes and to
PRESUMPTIONS                        reduce the costs and burdens associated with
                                    litigation. The parties agree that the
                                    Arbitrator should take these concerns into account when determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures. The Arbitrator may permit reasonable discovery rights in preparation for the arbitration, provided that it should accelerate the scheduling of and responses to such discovery so as not to unreasonably delay the arbitration. Exhibits must be marked and left with the Arbitrator until it has rendered a decision. Either party may elect, at its expense, to record the proceedings by audiotape or stenographic recorder (but not by video). The Arbitrator may conclude that the applicable law of any foreign jurisdiction would be identical to that of Texas on the pertinent issue(s), absent a party's providing the Arbitrator with relevant authorities (and copying the opposing party) at least five business days before the arbitration hearing.

NATURE OF AWARD                     The Arbitrator must render its award, to the
                                    extent feasible, within 30 days after the close of the hearing. The award must set forth the material findings of fact and legal conclusions supporting the award. The parties agree that it will be final, binding, and enforceable by any court of competent jurisdiction. Where necessary or appropriate to effectuate relief, the
                                    Arbitrator may issue equitable orders as part of or ancillary to the award. The
                                    Arbitrator must equitably allocate the costs and fees of the proceeding and may consider in doing so the relative fault of the parties. The Arbitrator may award reasonable attorneys' fees to the prevailing party to the extent a court could have made such an award.

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APPEAL                              The parties may appeal the award based on
                                    the grounds allowed by statute, as well as upon the ground that the award misapplies the law to the facts, provided that such appeal is filed within the applicable time limits law allows. If the award is appealed, the court may consider the ruling, evidence submitted during the arbitration, briefs, and arguments but must not try the case DE NOVO. The parties will bear the costs and fees associated with the appeal in accordance with the arbitration award or, in the event of a successful appeal, in accordance with the court's final judgment.

ALTERNATIVES                        This DISPUTE RESOLUTION provision does not
                                    preclude a party from seeking equitable
                                    relief from a court (i) to prevent imminent or irreparable injury or (ii) pending arbitration, to preserve the last peaceable status quo, nor does it preclude the parties from agreeing to a less expensive and faster means of dispute resolution. It does not prevent the Company from immediately seeking in court an injunction or other remedy with respect to Exhibit A.


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